UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 8, 2007

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

0-29785	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

No. 4018, Jintian Road, Anlian Plaza

12 F Suite B02, Futian District

Shenzhen, PRC 518026

(Address of principal executive offices and zip code)

011-86-451-8666-6601

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 8, 2007, the Registrant entered into a binding letter of intent (the “Letter of Intent”) to acquire all of the equity interests and assets of Guangxi Boke Pharmaceutical Co., Ltd. (“Boke”). The purchase price for the equity interests and assets of Boke shall be no more than approximately $40,000,000 in the aggregate, subject to adjustment based upon the results of the Registrant’s due diligence, including an inspection of the assets and an appraisal. Neither party shall have the right to amend or terminate the Letter of Intent without the consent of the other party.

Upon completion of the Registrant’s due diligence and subject to obtaining the requisite PRC governmental permits and approvals, the Registrant shall enter into a definitive agreement for the transfer of the equity interests. The terms and condition of such agreement shall include customary representations and warranties and conditions precedent to the consummation of the acquisition.

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2007, American Oriental Bioengineering Inc. (the “Company”) issued a press release and hosted a conference call during which the Company’s unaudited operating results for the second quarter of 2007 and its expectation of profitability for 2007 were discussed. A copy of the press release is attached hereto as Exhibit 99.1, and a transcript of the conference call is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 8, 2007 – American Oriental Bioengineering Inc. Reports Second Quarter 2007 Financial Results

99.2	August 8, 2007 conference call transcript

99.3	Press Release dated August 8, 2007 – American Oriental Bioengineering Enters into a Legally Binding Letter of Intent to Acquire Guangxi Boke Pharmaceutical Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING INC.

By:	/s/ Yanchun Li
Name:	Yanchun Li
Title:	Chief Financial Officer

Dated: August 14, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 8, 2007 – American Oriental Bioengineering Inc. Reports Second Quarter 2007 Financial Results

99.2	August 8, 2007 conference call transcript

99.3	Press Release dated August 8, 2007 – American Oriental Bioengineering Enters into a Legally Binding Letter of Intent to Acquire Guangxi Boke Pharmaceutical Company